EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14683) of GeoScience Corporation of our report dated February 23, 1999 (except as to paragraph 4 of Note 1, which is as of March 24, 1999), appearing on page F-2 of this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 29, 1999